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                                  EXHIBIT 21.1

                SUBSIDIARIES OF SOURCE INTERLINK COMPANIES, INC.

                COMPANY NAME                  STATE OF ORGANIZATION
                ------------                  ---------------------
Source Interlink Companies, Inc.                     Delaware
Chas. Levy Circulating Co., LLC.                     Delaware
Alliance Entertainment Corporation                   Delaware
Source Home Entertainment, Inc.                      Delaware
The Interlink Companies, Inc.                        Delaware
Source-U.S. Marketing Services, Inc.                 Delaware
Source-Chestnut Display Systems, Inc.                Delaware
Source-Yeager Industries, Inc.                       Delaware
Source-Huck Store Fixtures Company                   Delaware
Source-MYCO, Inc.                                    Delaware
Source Interlink International, Inc.                 Delaware
Primary Source, Inc.                                 Delaware
T.C.E. Corporation                                   Delaware
Vail Companies, Inc.                                 Delaware
The Source-Canada Corp.                              Ontario
International Periodical Distributors, Inc.           Nevada
David E. Young, Inc.                                 New York
Brand Manufacturing Corp.                            New York
Source Interlink Canada, Inc.                    British Columbia
Source-SCN Services, LLC.                            Delaware
Source Mid-Atlantic News, LLC.                       Delaware
AEC Direct, Inc.                                     Delaware
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